                                                                    EXHIBIT 99.2


                                  BioNative AB

                Condensed Consolidated Balance Sheets (Unaudited)

                                  June 30, 2001

                (In Thousands of U.S. dollars, Except Share Data)

ASSETS
Current assets:
   Cash and cash equivalents                                                         $    44
   Accounts receivable, net                                                              435
   Inventories, net                                                                    1,162
   Prepaid expenses                                                                      128
   Other current assets                                                                  357
                                                                                     -------
Total current assets                                                                   2,126

Property, plant and equipment
   Land, building & improvements                                                         615
   Equipment and furniture                                                             1,671
   Construction in progress                                                              170
                                                                                     -------

                                                                                       2,456
Less accumulated depreciation and amortization                                        (1,445)
                                                                                     -------

                                                                                       1,011
Deferred tax assets                                                                      321
Other assets                                                                              10
                                                                                     -------
Total assets                                                                         $ 3,468
                                                                                     =======


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                                  $   497
   Accrued expenses and other liabilities                                                293
   Bank overdraft                                                                        564
   Current portion of long-term debt                                                      79
                                                                                     -------
Total current liabilities                                                              1,433

Long-term debt, less current portion                                                     902
Deferred tax liabilities                                                                  79

Commitments and contingencies

Stockholders' equity:
   Common stock $12.35 par value. Authorized 20,000; Shares issued and
     outstanding 20,000 at June 30, 2001                                                 247
   Capital in excess of par value                                                        299
   Retained earnings                                                                   1,040
   Accumulated comprehensive loss                                                       (532)
                                                                                     -------
Total stockholders' equity                                                             1,054
                                                                                     -------

Total liabilities and stockholders' equity                                           $ 3,468
                                                                                     =======


                  See notes to condensed consolidated financial statements which are an integral part of these statements.

                                  BioNative AB

                 Condensed Consolidated Statements of Operations

                (In Thousands of U.S. dollars, Except Share Data)


                                                               SIX-MONTHS
                                                              ENDED JUNE 30
                                                          2001             2000
                                                        --------         --------
                                                       (UNAUDITED)      (UNAUDITED)
Income:
   Net sales                                            $  1,484         $  2,867
                                                        --------         --------
                                                           1,484            2,867

Costs and expenses:
   Cost of sales                                           1,328            1,446
   Research and development expenses                         489              514
   General and administrative expenses                       524              695
                                                        --------         --------
                                                           2,341            2,655
                                                        --------         --------
(Loss) income from operations                               (857)             212

Interest income (expense)
   Interest income                                            --                4
   Interest expense                                          (54)             (51)
                                                        --------         --------
(Loss) income before income taxes                           (911)             165

Income tax (benefit) provision                              (262)              50
                                                        --------         --------
Net (loss) income                                       $   (649)        $    115
                                                        ========         ========

Basic and diluted (loss) income per common share        $ (32.45)        $   5.75
                                                        ========         ========

Basic and diluted weighted average common shares          20,000           20,000
                                                        ========         ========



                  See notes to condensed consolidated financial statements which are an integral part of these statements.

                                  BioNative AB

                 Condensed Consolidated Statements of Cash Flows

                         (In Thousands of U.S. dollars)

                                                                                    SIX-MONTHS
                                                                                  ENDED JUNE 30
                                                                               2001           2000
                                                                              ------         ------
                                                                           (UNAUDITED)    (UNAUDITED)
OPERATING ACTIVITIES
Net (loss) income                                                             $ (649)        $  115
Adjustments to reconcile net (loss) income to net cash used in operating activities:
     Changes in deferred taxes                                                  (252)            50
     Depreciation and amortization                                                70             75
     Increase (decrease) relating to operating activities from:
       Accounts receivables                                                      187           (304)
       Prepaid expenses                                                          (36)            75
       Inventory                                                                 554            (74)
       Other current assets                                                     (318)          (401)
       Accounts payable                                                          239            347
       Accrued expenses and other liabilities                                     75             37
                                                                              ------         ------
Net cash used in operating activities                                           (130)           (80)

INVESTING ACTIVITIES
Additions to property, plant and equipment, net                                  (22)          (151)
                                                                              ------         ------
Net cash used in investing activities                                            (22)          (151)

FINANCING ACTIVITIES
Borrowings/Payments, net                                                          73            (15)
                                                                              ------         ------
Net cash provided by financing activities                                         73            (15)

Effect of exchange rate fluctuation                                              (13)            (5)
Decrease in cash and cash equivalents                                            (92)          (251)
                                                                              ------         ------
Cash and cash equivalents at beginning of period                                 136            283
                                                                              ------         ------
Cash and cash equivalents at end of period                                    $   44         $   32
                                                                              ======         ======



                  See notes to condensed consolidated financial statements which are an integral part of these statements.

                                  BioNative AB

        Notes to Condensed Consolidated Financial Statements (Unaudited)

                                  June 30, 2001



1.     BASIS OF PRESENTATION

The accompanying interim condensed financial data of BioNative AB (BioNative or the Company) are unaudited; however, in the opinion of management, the interim data include all adjustments necessary for a fair presentation of the results for the interim periods. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

The results of operations for the six-month period ended June 30, 2001 are not necessarily indicative of the results to be expected for the year ended December 31, 2001. The June 30, 2001 condensed consolidated balance sheet was derived from the audited consolidated financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America.

The interim unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 2000.

2.     SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies applied in the preparation of the condensed consolidated financial statements are identical to those applied in the preparation of the most recent annual consolidated financial statements.

3.     NEW ACCOUNTING PRONOUNCEMENTS

Beginning January 1, 2001, the Company adopted FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), and the corresponding amendments under FASB Statement No. 138 ("SFAS 138"). FAS 133 requires that all derivative financial instruments be recognized in the financial statements and measured at fair value regardless of the purpose or intent for holding them. Changes in the fair value of derivative financial instruments are either recognized periodically in income or shareholder's equity (as a component of comprehensive income), depending on whether the derivative is designated as a hedge and whether it is being used to hedge changes in fair value or cash flows. SFAS 138 amends certain provisions of SFAS 133 to clarify four areas causing difficulties in

                                  BioNative AB

3.     NEW ACCOUNTING PRONOUNCEMENTS (continued)

implementation. As of June 30, 2001 and January 1, 2001, the cumulative effect of adopting SFAS 133, as amended by SFAS 138, did not have a material impact on the Company's consolidated results of operations, financial position or cash flows.

In June 2001, the FASB approved the issuance of SFAS No. 141, BUSINESS COMBINATIONS, and SFAS No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS. These standards, which were issued in July 2001, established accounting and reporting for business combinations. SFAS No. 141 requires all business combinations entered into subsequent to June 30, 2001 to be accounted for using the purchase method of accounting. SFAS No. 142 provides that goodwill and other intangible assets with indefinite lives will not be amortized, but will be tested for impairment on an annual basis. These standards are effective for fiscal years beginning after December 15, 2001; however, early adoption is permitted. The Company does not expect the adoption of these statements to have a material impact on its financial statements or disclosures.

3.     VIRAGEN TRANSACTION

On September 28, 2001, the stockholders of the Company approved the acquisition of the Company by Viragen (Europe) Ltd. in exchange for approximately 3 million common shares of Viragen (Europe). Under the agreement, an additional 20.5 million common shares of Viragen (Europe) may be issued to (former) stockholders of the Company upon the Company achieving certain future performance milestones. If all of the additional 20.5 million of shares are issued, the former stockholders of the Company would own approximately 40% of Viragen (Europe). Viragen (Europe) is a corporation organized in the United States and is a majority owned subsidiary of Viragen, Inc. The transaction closed on September 28, 2001.